SCHEDULE II
                              INFORMATION WITH RESPECT TO
                   TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS
OR
                   SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                     SHARES PURCHASED
AVERAGE
                          DATE            SOLD(-)
PRICE(2)
   COMMON STOCK-C-TEC CORP CL B COM
  GABELLI FUNDS, INC.
       THE GABELLI GROWTH FUND
                         7/01/94            1,000
29.1250
  GAMCO INVESTORS, INC.
                         8/10/94            5,000
24.0000
                         7/22/94            1,000
24.2500
                         7/20/94            3,500
24.5000
                         7/19/94            4,500
24.5000
                         7/18/94            2,000
25.0000
                         7/11/94            2,000
26.5000
                         7/08/94            1,000-
28.2500
                         6/30/94            1,800
29.0278
                         6/27/94            1,000-
30.0000
                         6/27/94            1,000
30.0000
                         6/24/94            1,000
30.0000
  (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
      ON THE NY STOCK EXCHANGE.
  (2) PRICE EXCLUDES COMMISSION.